PARK PLACE ENERGY INC.

April 10, 2008

David Stadnyk
Suite 1220 – 666 Burrard Street
Vancouver, BC V6C 2X8

Dear Mr. Stadnyk

Re:        Management Services Agreement

This letter will serve to confirm that, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, we have agreed to amend the management services agreement between Park Place Energy Inc. (“Park Place”) and yourself dated January 1, 2007, as amended by a letter agreement dated September 26, 2007 (collectively, the “Management Services Agreement”). Adjusting the consideration payable pursuant to clause 3.1 of the Management Services Agreement so that, effective April 1, 2008, such consideration is reduced from CDN$20,000 per month to CDN$10,000 per month.

We confirm that the Management Services Agreement, amended as detailed above, continues in full force and effect.

Accepting the above accurately details your understanding of our agreement in this regard, could you please execute this letter where indicated and return same at your earliest convenience.

PARK PLACE ENERGY INC.

Per:        /s/ Eric Leslie
              Eric Leslie, President

Acknowledged and agreed to this 11th day of April, 2008.

/s/ David Stadnyk
David Stadnyk